BALTIA AIR LINES

The New Way To Europe

Baltia - JFK Station
Iceland Air Terminal
East Wing Building #51

April 2, 1998

Mr. D. Pelcbergs, Chairman
LainBanka
6, Grecinieku St.
Riga, Latvia LV-1587

Dear Mr. Pelcbergs:

I accept your offer of $6.2 million revolving line of credit for Baltia's operating needs and we find the conditions outlined in your letter of March 16, 1998 to be acceptable. Upon inauguration of Baltia's flight service, we will supply to you the standard documentation, will register a subsidiary in Latvia and will open an account at LainBanka.

I am looking to a mutually rewarding relationship.

Sincerely,



Igor Dmitrowsky
President
Baltia Air Lines, Inc.

03 25 Saunders St., Suite 71, Rego Park, NY 11.374  Tel: (718)275-5205
Fax; (718) 275 4731

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     I N D U S T R I A L  B A N K     0 F     L A T V I A

     Mr. Igor Dmitrowsky
     President                               LainBanka
     Baltia Air Lines, Inc.
     63-25 Saunders St.
     Rego Park, NY 11374

     March 16, 1998
     No. 1/2 - 58

Re: Baltia Air Lines, Inc. request for 6,2 Million $ line of Credit.

Dear Mr. Dmitrowsky:

Based on the request of Baltia Air Lines, Inc., a New York State
Corporation (the "Company"),industrial Bank of Latvia (LainBanka) is willing to negotiate issues concerning participation of LainBanka in project of issuance of syndicated line of credit to the Company in the amount of 6,200,000 (six million two hundred thousand US dollars) on the following conditions:

The Company will provide LainBanka with documentation according to LainBanka requirements;

The line of credit will be a short-term loan that is not intended for capital investments or long-term financing;

The Company will register a subsidiary in the Republic of Latvia, will open its account in LainBanka and will agree to conduct banking in Latvia through LainBanka;

The Company will notify about its borrowing needs LainBanka two weeks, in advance;

The interest rate will be between 10 to 14 percent per annum.

This letter remains in effect until December 31, 1998.

Sincerely,


Pelcbergs


Grecinieka St.
LV 1587 Riga Latvia
Phone: (371-7) 216529
Fax: (371-7) 221135
     (371-7) 82610A
Telex: 161287 EMMA LV
Account Mr 700 161 999
Latvia Bank, Code 3101017N
Form No  003922